DYNASIL CORPORATION OF AMERICA
                   AUDIT COMMITTEE CHARTER
                  AMENDED DECEMBER 18, 2008

Introduction

The Board of Directors of DYNASIL CORPORATION OF AMERICA (the "Company") has constituted an Audit Committee to comply with the requirements of the Sarbanes -Oxley Act of 2002 ("SOX") and the related regulations, to promote and exercise oversight over financial reporting and to ensure financial transparency. The Dynasil Audit Committee ("DAC") will assist the board of directors in fulfilling its oversight responsibilities, especially with respect to the integrity of the Corporation's financial statements, corporate compliance with legal and regulatory requirements, and the qualifications, independence and performance of its auditors. The DAC will review the financial reporting process, the system of internal controls, the audit process, and the company's process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the DAC will maintain effective working relationships with the board of directors, management, and the external auditors. To effectively perform their roles, committee members are expected to apprise themselves and gain an understanding of the detailed responsibilities of committee membership as it relates to the Company's business, operations, and risk environment.

Organization

Membership and Function:

Definitions

.. Independence:  Members of the DAC are required  to  be
  independent.  A  member  of  the  DAC  and   an   auditor,
  respectively, are independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the corporation, such as employment with the corporation or an affiliate within the preceding five years; corporate compensation other than fees for board service; family relationship with a Company officer or employee; or relationship to a business affiliate or partner of the Company.

.. Financial Literacy: A member of the DAC shall have sufficient financial literacy, as signified by the ability to read and understand fundamental financial statements, including the company's balance sheet, income statement, and cash flow statement. Directors who have limited familiarity with finance can achieve such "literacy" through Company-sponsored training programs.

Prerequisites of DAC Membership
.. The  DAC  shall  be  composed  solely  of  independent
  directors.
.. The DAC shall be comprised of a minimum of two directors, each of whom is financially literate or becomes financially literate within a reasonable period of time after his or her appointment to the DAC, and at least one of whom shall have accounting or related financial management experience.

DAC Function
.. The full board and the DAC committee have the ultimate authority and responsibility to select, oversee, evaluate, set the compensation of and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for stockholder approval in the Company's proxy statement). The outside auditor is ultimately accountable to the board of directors and the DAC as the representatives of the stockholders.

Roles and responsibilities

Internal Control

.. Confirm and ensure that management is setting the appropriate tone at the top by communicating the ongoing importance of internal controls and ensuring that all individuals involved possess an understanding of their roles and responsibilities;
.. Ensure that internal control recommendations made by
  external auditors have been implemented by management; and .. Ensure that the external auditors keep the DAC informed about potential fraud, illegal acts, deficiencies in internal control, and other related matters.

Financial Reporting

General
.. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the Company's financial statements; and
.. Ask management and the external auditors about (i) significant risks and exposures and the plans to mitigate such risks and (ii) significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

Annual Financial Statements
.. Review the annual financial statements to ensure that they are complete and consistent with the information known to DAC members, and to assess whether the financial statements were prepared and rendered using appropriate accounting principles;

.. Pay particular attention to complex and/or unusual transactions.


.. Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow moving inventory; warranty, product, liability; litigation reserves; and commitments and contingencies;

.. Meet with management and the external auditors as appropriate to review the financial statements and the results of the audit;

.. Consider management's handling of proposed audit adjustments identified by the external auditors;

.. Review the MD&A and other sections of the Company's
  Annual Report on Form 10-K or 10-KSB (the "Annual Report") before its release and consider whether the information is adequate and consistent with DAC members' knowledge about the Company and its operations; and

.. Ensure that the external auditors communicate certain required matters to the DAC.

Interim Financial Statements
.. Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre-or post-issuance basis;
.. Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review;

.. To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the external auditors on whether:
.. Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

.. Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices;

.. Generally accepted accounting principles have been consistently applied;

.. There are any actual or proposed changes in accounting or financial reporting practices;

.. There are any significant or unusual events or transactions;

.. The Company's financial and operating controls are functioning effectively;

.. The interim financial statements contain adequate and appropriate disclosures.

.. Ensure that the external auditors communicate certain required matters to the DAC.

Compliance with Laws and Regulations
.. Review  the effectiveness of the system for monitoring
  compliance  with laws and regulations and the  results  of
  management's   investigation  and   follow-up   (including
  disciplinary action) on any fraudulent acts, irregularities or breach of laws and regulations;

.. Periodically obtain updates from management, general counsel, and tax director regarding compliance;

.. Ensure that there has been full compliance with all regulations; and

.. Review the findings of any examinations by regulatory or self-regulatory agencies such as the Securities and Exchange Commission, a stock exchange or quotation system.

Compliance with Code of Conduct
.. Ensure that a code of conduct is formalized in writing and effectively communicated to all officers and employees which includes complaint administration by the DAC;

.. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

.. Review the program for monitoring compliance with the code of conduct.

External Audit
.. Review the external auditors' proposed audit scope, approach and compensation;

.. Review with the auditors any audit problems or difficulties and management's response;

.. Review the performance of the external auditors and recommend to the full board the appointment or discharge of the external auditors; and

.. Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditor's assertion of their independence in accordance with professional standards.

Other Responsibilities
.. Meet with the external auditors, and with management in separate executive sessions to discuss any matters that the DAC or these groups believe should be discussed privately;

.. Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis;

.. Review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements;

.. Review the policies and procedures in effect for considering officers' expenses and perquisites;

.. Perform other oversight functions as requested by the full board;

.. Review and update the DAC charter; subject to approval of changes from the full board.

Resources
.. The DAC shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties and the Company shall provide appropriate funding to support the DAC.

Reporting Responsibilities
.. Regularly update the board about DAC activities and make appropriate recommendations.

.. File annually with the Company's proxy statement, a report stating that it has reviewed and discussed the audited financial statements with the Company's management and external auditors including required audit communications.